Exhibit 99.1

RH REPORTS SECOND QUARTER FISCAL 2026 RESULTS

CORTE MADERA, Calif.--(BUSINESS WIRE)—September 10, 2026--RH (NYSE: RH) has released its financial results for the second quarter ended August 1, 2026, in a shareholder letter from Chairman and Chief Executive Officer Gary Friedman, available on the Investor Relations section of its website at ir.rh.com.

RH leadership will host a live conference call and audio webcast at 2:00 pm Pacific Time (5:00 pm Eastern Time) today. The live conference call may be accessed by dialing 833.461.5787 or 626.884.3620 for international callers (conference ID: 612 645 671). The call and replay can also be accessed via audio webcast at ir.rh.com.

ABOUT RH

RH (NYSE: RH) is a global curator of design, taste and style in the luxury lifestyle market. Operating across the United States, Canada, the United Kingdom and Europe, the Company offers collections through its retail galleries, sourcebooks and online at RH.com, with integrated hospitality experiences in galleries throughout the United States and internationally.

CONTACTS

PRESS CONTACT

truthgroup@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com